Exhibit 99.1

China HGS Reports Full Year Financial Results for the Fiscal Year 2015

HANZHONG, CHINA – December 18, 2015 – China HGS Real Estate Inc. (NASDAQ: HGSH) (“China HGS” or the “Company”), a leading regional real estate developer headquartered in Hanzhong City, Shaanxi Province, China, today filed its Annual Report on Form 10-K for the fiscal year 2015 ended September 30, 2015 with the U.S. Securities and Exchange Commission. An electronic copy of the Annual Report on Form 10-K can be accessed on the SEC's website at www.sec.gov.

Highlights for the Fiscal 2015

●	Total revenues for the fiscal 2015 were approximately $81.1 million, a decrease of approximately 35% from approximately $124.3million in fiscal 2014.

●	For the Company’s long-term real estate development projects, the related revenue recognized from percentage of completion method was approximately $76.8 million, which accounted for 95% of total revenue in fiscal 2015 and decreased 23% from the revenue recognized from percentage completion method in fiscal 2014.

●	Net income for the fiscal 2015 totaled approximately $31.4 million, a decrease of approximately 3% from the net income of approximately $32.4 million in fiscal 2014.

●	Basic and diluted net earnings per share (“EPS”) attributable to shareholders for the fiscal 2015 were $0.70, compared to $0.72 for the fiscal 2014.

“During the year, despite the overall slowing market and weakening economy in China, the Company has strived to manage its development and sales strategy and also to keep the costs down. I am pleased to see that our efforts have paid off. We were able to achieve a relatively high gross profit margin and maintain a relatively stable net income in the period.” said Mr. Xiaojun Zhu, Chairman and Chief Executive Officer of China HGS.

“Looking forward to fiscal 2016, we expect some favorable factors to impact our future performance positively. First, the reform of residency registration policy newly announced by the central government would support continued urbanization. Secondly, a string of policies and measures successively introduced since last year to adjust and stimulate the real estate market, such as looser credit policy and more relaxed housing purchase restrictions, is beginning to take effect and is expected to drive the demand of first-time homebuyers as well as home upgraders. We remain cautiously optimistic about the prospect of the real estate property sector. As for regional strategy, the Company is confident to maintain its leading position and prominent market presence in the local region in the next few years. ” concluded Mr. Xiaojun Zhu.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China HGS Real Estate Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: the uncertain market for the Company's business, macroeconomic, technological, regulatory, or other factors affecting the profitability of real estate business; and other risks related to the Company's business and risks related to operating in China. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About China HGS Real Estate, Inc.

China HGS Real Estate, Inc. (NASDAQ: HGSH), founded in 1995 and headquartered in Hanzhong City, Shaanxi Province, is a leading real estate developer in the region and holds the national grade I real estate qualification. The Company focuses on the development of high-rise, sub-high-rise residential buildings and multi-building apartment complexes in China's Tier 3 and Tier 4 cities and counties with rapidly growing populations driven by increased urbanization. The Company provides affordable housing with popular and modern designs to meet the needs of multiple buyer groups. The Company’s development activity spans a range of services, including land acquisition, project planning, design management, construction management, sales and marketing, and property management. For further information about China HGS, please go to www.chinahgs.com.

Company contact:

Randy Xiong, President of Capital Market
China Phone: (86) 091-62622612

Email: randy.xiong@chinahgs.com

CHINA HGS REAL ESTATE INC.

CONSOLIDATED BALANCE SHEETS

	September 30,
	2015	2014
ASSETS
Current assets:
Cash	$1,333,919	$1,125,545
Restricted cash	1,715,268	1,589,887
Cost and earnings in excess of billings	11,825,036	12,332,396
Real estate property development completed	75,391,512	6,050,263
Real estate property under development	55,154,153	140,313,127
Other current assets	228,223	1,409,367
Total current assets	145,648,111	162,820,585
Property, plant and equipment, net	780,038	889,497
Real estate property development completed, net of current portion	2,140,271	2,572,215
Security deposits for land use rights	3,146,237	3,249,549
Real estate property under development, net of current portion	143,660,781	128,516,074
Due from local government for real estate property development completed	3,065,000	3,165,644
Total Assets	$298,440,438	$301,213,564
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank loan	$6,292,474	$12,998,197
Other loans	5,674,239	15,290,753
Accounts payable	41,501,682	57,317,877
Other payables	12,676,362	13,777,853
Construction deposits	1,959,706	367,133
Billings in excess of cost and earnings	3,315,302	2,960,452
Customer deposits	17,387,969	31,100,334
Shareholder loan	1,810,000	5,465,743
Accrued expenses	4,855,891	3,801,567
Taxes payable	15,830,886	12,579,071
Total current liabilities	111,304,511	155,658,980
Deferred tax liabilities	4,711,161	2,992,459
Customer deposits, net of current portion	8,246,004	3,829,870
Other loans, less current portion	15,731,186	6,499,098
Construction deposits, net of current portion	972,432	1,004,364
Total liabilities	140,965,294	169,984,771
Commitments and Contingencies
Stockholders' equity
Common stock, $0.001 par value, 100,000,000 shares
authorized, 45,050,000 shares issued and outstanding	$45,050	$45,050
Additional paid-in capital	17,764,316	17,759,349
Statutory surplus	16,439,333	12,845,197
Retained earnings	119,668,198	91,834,708
Accumulated other comprehensive income	3,558,247	8,744,489
Total stockholders' equity	157,475,144	131,228,793
Total Liabilities and Stockholders' Equity	$298,440,438	$301,213,564

The accompanying notes are an integral part of these consolidated financial statements

CHINA HGS REAL ESTATE INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED SEPTEMBER 30,

	2015	2014	2013
Real estate sales	$81,115,494	$124,295,928	$67,809,073
Less: Sales tax	5,194,616	7,547,052	4,244,644
Cost of real estate sales	39,258,557	77,938,256	37,284,088
Gross profit	36,662,321	38,810,620	26,280,341
Operating expenses
Selling and distribution expenses	917,344	923,879	915,217
General and administrative expenses	2,304,706	2,573,573	3,087,434
Total operating expenses	3,222,050	3,497,452	4,002,651
Operating income	33,440,271	35,313,168	22,277,690
Interest expense- net	(61,419)	(57,452)	(98,305)
Other income - net	-	-	10,398
Income before income taxes	33,378,852	35,255,716	22,189,783
Provision for income taxes	1,951,226	2,810,959	1,398,218
Net income	31,427,626	32,444,757	20,791,565
Other comprehensive income
Foreign currency translation adjustment	(5,186,242)	(365,128)	2,634,743
Comprehensive income	$26,241,384	$32,079,629	$23,426,308
Basic and diluted income per common share
Basic	$0.70	$0.72	$0.46
Diluted	$0.70	$0.72	$0.46
Weighted average common shares outstanding
Basic	45,050,000	45,050,000	45,050,000
Diluted	45,052,252	45,124,233	45,124,474

The accompanying notes are an integral part of these consolidated financial statements

CHINA HGS REAL ESTATE INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED SEPTEMBER 30, 2015, 2014 AND 2013

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Statutory Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance at October 1, 2012	45,050,000	45,050	17,750,337	6,549,354	44,894,229	6,474,874	75,713,844
Stock-based Compensation			9,012				9,012
Appropriation of statutory reserve				2,427,876	(2,427,876)		-
Net income for the year	-				20,791,565		20,791,565
Foreign currency translation adjustments						2,634,743	2,634,743
Balance at September 30, 2013	45,050,000	45,050	17,759,349	8,977,230	63,257,918	9,109,617	99,149,164
Appropriation of statutory reserve				3,867,967	(3,867,967)		-
Net income for the year	-				32,444,757		32,444,757
Foreign currency translation adjustments						(365,128)	(365,128)
Balance at September 30, 2014	45,050,000	$45,050	$17,759,349	$12,845,197	$91,834,708	$8,744,489	$131,228,793
Stock-based Compensation			4,967				4,967
Appropriation of statutory reserve				3,594,136	(3,594,136)		-
Net income for the year					31,427,626		31,427,626
Foreign currency translation adjustments						(5,186,242)	(5,186,242)
Balance at September 30, 2015	45,050,000	$45,050	$17,764,316	$16,439,333	$119,668,198	$3,558,247	$157,475,144

The accompanying notes are an integral part of these consolidated financial statements

CHINA HGS REAL ESTATE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30,

	2015	2014	2013

Cash flows from operating activities
Net income	$31,427,626	$32,444,757	$20,791,565
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred tax provision	1,870,180	2,348,981	640,095
Depreciation	83,701	85,504	88,818
Stock based compensation	4,967	-	9,012

Changes in assets and liabilities:
Due from local government for real estate property development completed		(3,171,932)	-
Advances to vendors		109,025	2,494,790
Loans to outside parties		-	21,249
Security deposits for land use rights		-	20,005,071
Cost and earnings in excess of billings	118,861	(10,180,783)	(2,144,855)
Real estate property development completed	(71,332,340)	10,568,278	7,659,989
Real estate property under development	63,376,691	(125,009,367)	(76,766,598)
Other current assets	1,171,630	(1,044,153)	(188,464)
Accounts payables	(14,428,567)	34,926,405	18,299,774
Other payables	(684,063)	11,943,147	604,996
Billings in excess of cost and earnings	462,916	(2,138,352)	5,031,374
Customer deposits	(8,439,960)	15,478,439	(10,510,235)
Construction deposits	1,654,075	4,258	168,439
Accrued expenses	1,201,727	914,825	518,602
Taxes payable	3,765,165	5,997,914	2,114,271
Net cash provided by (used in) operating activities	10,252,609	(26,723,054)	(11,162,107)

Cash flow from financing activities
Restricted cash	(181,392)	(261,561)	(216,286)
Proceeds from other loans	27,670,998	15,321,123	-
Repayment of other loans	(20,865,164)	-
Proceeds from bank loan	-	8,140,008	16,046,213
Repayment of bank loan	(12,975,849)	(4,884,004)	-
Proceeds from shareholder loan	11,642,580	7,570,208	-
Repayment of shareholder loan	(15,292,038)	(3,907,204)	-
Net cash (used in) provided by financing activities	(10,000,865)	21,978,570	15,829,927

Effect of changes of foreign exchange rate on cash	(43,370)	(8,072)	105,595
Net increase (decrease) in cash	208,374	(4,752,556)	4,773,415
Cash, beginning of year	1,125,545	5,878,101	1,104,686
Cash, end of year	$1,333,919	$1,125,545	$5,878,101

Supplemental disclosures of cash flow information:
Interest paid	$1,840,535	$1,500,121	$55,839
Income taxes paid	$144,742	$339,613	$780,908

The accompanying notes are an integral part of these consolidated financial statements